Exhibit 99.1 Press Release

STERLING OIL & GAS COMPANY ANNOUNCES OTCBB LISTING

Upton, Wyoming, February 5, 2009 – Sterling Oil & Gas Company (OTCBB: SGOG) today announced it has been cleared for trading on the OTC Bulletin Board by FINRA. Sterling Oil & Gas Company will be trading under the symbol, SGOG.

About Sterling Oil & Gas Company

Sterling Oil & Gas Company is an exploration stage oil and gas company with non-operating leaseholds in Montana and Wyoming.

For more information contact:
Investor Relations

1-866-912- 2283

Forward-Looking Statements

Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.